UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2006

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 3, 2006, the Board of Directors of Wright Express Corporation (the "Board," and the "Company," respectively) approved an amended and restated version of the By-Laws (the "Amended By-Laws") effective immediately.

The amendments to the By-Laws are as follows: (i) Article II, Section 3 regarding special meetings is amended to indicate that the Chairman of the Board may call special meetings of stockholders; (ii) Article III, Section 1 is amended to add the following sentence: "[T]he board of directors shall consist of such number of directors as from time to time is fixed exclusively by resolution of the board of directors" and to indicate that a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office; (iii) Article III, Section 2 regarding directors’ vacancies is amended to indicate that vacancies on the Board shall be filled by a majority of the Board then in office; and (iv) Article III, Section 6 regarding directors’ resignations and removals of directors is amended to add the following: "[N]otwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directors shall be governed by the terms of the Certificate of Incorporation, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article III unless expressly provided by such terms."

A copy of the Amended By-Laws are attached as Exhibit 3.1 and incorporated into Item 5.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

March 9, 2006	By:	/s/ Hilary A. Rapkin

Name: Hilary A. Rapkin
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Wright Express Corporation